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                                                                   Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement
No. 33-30974 of BKLA Bancorp (the "Company") on Form s-8 of our report dated March 25, 1994 (april 11, 1994 as to Note B), which report includes an explanatory paragraph relating to the uncertainty about the company's ability to continue as a going concern, appearing in the Annual Report on Form 10-K of BKLA Bancorp for the year ended December 31, 1993.


Deloitte & Touche LLP
Los Angeles, California
April 10, 1995